Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is made and entered into by and between M. Ray (Hoppy) Cole, Jr. (“Executive”) and Renasant Bank (the “Bank”), a Mississippi financial institution and the principal subsidiary of Renasant Corporation, a Mississippi corporation (the “Company”).
WHEREAS, Bank, Company and Employee are parties to an Employment Agreement, effective as of April 1, 2025 (the “Employment Agreement”); and
WHEREAS, Bank, Company and Employee wish to amend the Employment Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:
1.Section 3.2(a) of the Employment Agreement is restated in its entirety to read as follows:
An annual cash bonus opportunity with a target percentage equal to 75% of the Base Compensation and threshold and superior percentages consistent with other Bank and Company executives. The cash bonus will be subject to the rules under the Company’s Performance Based Rewards Plan, as the same may be amended, restated or replaced from time to time (the “Bonus Rules”); provided, however, that during the Term the Bonus Rules shall not be altered for Executive in any way that would have a reasonably understood adverse effect on Executive’s bonus amount or opportunity. Payments shall be measured and calculated based upon annual performance goals and in a manner consistent with that applicable to other executives of the Company and the Bank. For the 2025 calendar year, Executive will be eligible for an annual cash bonus which shall be calculated and paid consistent with the Bonus Rules (assuming, for purposes of Section 3.2 of the Performance Based Rewards Plan, that Executive entered the plan as of March 31, 2025). Executive’s annual cash bonus for the 2026 calendar year, if any, shall be paid at the time such bonuses would ordinarily be paid, but in no event later than March 15, 2027. Subject to Executive’s employment in good standing through, but ending as of, the end of the Term, Executive will be eligible for his Target Award (as defined under the Bonus Rules) for the 2027 calendar year, prorated based on the number of days employed in 2027, and paid at the time such bonuses would ordinarily be paid, but in no event later than March 15, 2028; provided, however, that if Executive’s employment with the Bank continues after the Term (whether due to an extension of this Agreement or as an at-will employee of the Bank), then Executive shall instead be eligible for an annual cash bonus for the 2027 calendar year determined under the Bonus Rules and paid at the time such bonuses would ordinarily be paid.
2.The first paragraph of Section 5.2(a) of the Employment Agreement is restated in its entirety to read as follows:

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If Executive dies or becomes Disabled, this Agreement and Executive’s employment hereunder shall terminate (the date of Executive’s termination for any reason, his “Separation Date”), and the Company shall provide or pay to Executive (or to his estate): (a) the Mandated Amounts; (b) any Accrued Cash Bonus; (c) any unpaid portion of the Retention Bonus, payable as of Executive’s Separation Date, subject to any delay required under the provisions of Section 5.1 hereof; (d) any amount payable under the terms of the Bonus Rules for the 2025 or 2026 calendar year, as the case may be (if any), and (e) any amounts payable under the terms of the LTIP, as the case may be (if any).

3.Section 5.7 of the Employment Agreement is restated in its entirety to read as follows:

Expiration of Agreement. If this Agreement shall expire at the end of the Term, the Bank shall pay or provide the Mandated Amounts, any unpaid portion of the Retention Bonus and The First Equity Acceleration, a prorated annual cash bonus for the 2027 calendar year as described in Section 3.2(a) (subject to the proviso therein), and shall have no further obligation hereunder.

4.Except as explicitly set forth herein, the Employment Agreement remains unchanged and in full force and effect. This First Amendment will be governed by, and construed and interpreted in accordance with, the laws of the State of Mississippi, without regarding to its conflicts of laws rules or principles.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to be effective as of the last date below.

Date: March 3, 2026	EXECUTIVE /s/ M. Ray Hoppy Cole, Jr. M. Ray (Hoppy) Cole, Jr.
RENASANT BANK
Date: March 11, 2026	By: /s/ Kevin D. Chapman Kevin D. Chapman President and Chief Executive Officer

[Signature Page to First Amendment]